Exhibit (a)(1)(F)

                          IMMEDIATE ATTENTION REQUIRED

April 20, 2005

RE:  Delta and Pine Land Company Savings Plan

Dear Plan Participant:

     Delta and Pine Land Company ("D&PL" or the "Company") has initiated an offer to purchase up to 1,739,130 shares of its common stock at prices not greater than $28.75 nor less than $25.00 per share. Certain assets of the Delta and Pine Land Savings Plan (the "401(k) Plan") are invested in a D&PL common stock fund ("D&PL Stock Fund"). Wells Fargo Bank, N.A. ("Trustee") holds all D&PL Stock Fund shares for the benefit of the 401(k) Plan participants. As described below, if you have invested your 401(k) Plan account in the D&PL Stock Fund, you may direct the Trustee to tender any or all D&PL shares credited to your 401(k) Plan account, and at which price or prices. Enclosed are tender offer materials and an Instruction Form that should be reviewed and completed should you wish to participate.

     IF YOU DECIDE TO PARTICIPATE IN THE OFFER DESCRIBED BELOW, YOU MUST COMPLETE THE INSTRUCTION FORM INCLUDED WITH THIS LETTER AND RETURN IT, IN ITS ENTIRETY, TO THE DEPOSITARY IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 4:00 P.M., CHICAGO TIME, ON MAY 11, 2005, UNLESS THE OFFER IS EXTENDED.

     The remainder of this letter summarizes the tender offer, your rights under the 401(k) Plan and the procedures for completing the included Instruction Form. You should also review the more detailed explanation of the transaction provided in the other offer materials enclosed with this letter, including the Offer to Purchase dated April 20, 2005 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal," which together with the Offer to Purchase constitutes the "Offer").

     As of April 15, 2005, the Trustee's records indicate that the following number of shares of D&PL common stock are credited to your D&PL Stock Fund account:

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

BACKGROUND

     D&PL (the "Company") has made an offer to purchase up to 1,739,130 shares of its common stock, par value $0.10 per share, at prices not greater than $28.75 nor less than $25.00 per share, net to the seller in cash without interest thereon, specified by tendering stockholders, upon the terms and subject to the conditions described in the Offer to Purchase.

     The Company will determine a single per share price (not greater than $28.75 nor less than $25.00 per share) that it will pay for the shares validly tendered pursuant to the Offer and not properly withdrawn (the "Purchase Price"), taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Purchase Price will be the lowest price that will enable the Company to purchase 1,739,130 shares (or such lesser number of shares as are validly tendered) pursuant to the Offer. However, the Company reserves the right, in its sole discretion, to purchase more than 1,739,130 shares pursuant to the Offer, subject to applicable law. The Company will purchase all shares validly tendered at prices at or below the Purchase Price and not properly withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration and conditional tenders described in the Offer to Purchase. The Purchase Price will be paid in cash, net to the seller without interest thereon, with respect to all shares purchased. The Company will return all other shares, including shares tendered at prices greater than the Purchase Price and shares not purchased because of proration, to the Trustee.

     The United States federal income tax consequences as described in Section 14 of Offer to Purchase do not apply to 401(k) plan participants who direct the Trustee to tender any or all D&PL shares credited to the participant's account. The exchange of shares for cash by the 401(k) Plan, as instructed by participants in the 401(k) plan, will NOT be a taxable transaction for federal income tax purposes for either the 401(k) Plan or the participants in the 401(k) Plan. A subsequent distribution in cash from the 401(k) Plan to a participant normally will be taxable in full as ordinary income to the participant.

     The Offer extends to all shares held by the 401(k) Plan which are tendered in accordance with the terms of the Offer. As of April 15, 2005, the 401(k) Plan held 66,286 shares. Only the Trustee can tender 401(k) Plan shares in the Offer. However, the trust document gives the President of the Company, as a named fiduciary, the authority to direct the Trustee as to the tender of shares. The President of the Company has directed the Trustee to pass through the Offer to the participants in the 401(k) Plan, and to tender the shares credited to each participant's 401(k) account in accordance with the participant's instructions. Therefore, each participant in the 401(k) Plan has the right to direct the Trustee as to whether shares credited to such participant's 401(k) Plan account will be tendered, and at which price or prices (in increments of $0.25). These instructions to the Trustee by 401(k) Plan participants will be made by sending the Instruction Form included with this letter to Illinois Stock Transfer Company ("Depositary"), at the address indicated. The Depositary will then contact the Trustee with a summary of all instructions by 401(k) Plan participants, and the Depositary will then be directed by the Trustee. Unless otherwise required by applicable law or as described below, D&PL Stock Fund shares will be tendered under the Offer in accordance with participant instructions. The Trustee will not cause to be tendered any D&PL Stock Fund shares credited to participant accounts for which it does not receive timely instructions from the participant. IF YOU DO NOT COMPLETE THE INSTRUCTION FORM INCLUDED WITH THIS LETTER AND RETURN IT TO ILLINOIS STOCK TRANSFER COMPANY ON A TIMELY BASIS, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OFFER AND NO SHARES CREDITED TO YOUR 401(k) PLAN ACCOUNT WILL BE TENDERED IN THE OFFER.

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits the sale of D&PL Stock Fund shares to the Company for less than the fair market value of the shares. Fair market value will be determined based on the trading price of D&PL common stock on the date the Trustee tenders shares pursuant to the Offer (the "market price"). Accordingly, depending on the market price of the shares on such date, the Trustee may be unable to tender shares at certain prices within the offered range, regardless of your instructions. The Trustee will tender or not tender shares as follows:

     (i) If the market price per share is within the range of prices offered by the Company, but greater than the price or prices at which a participant directed all or a portion of his or her shares to be tendered, the Trustee will tender such participant's shares as follows: Any shares instructed to be tendered at a price equal to or greater than the market price will be tendered at the price so instructed by the participant. Any shares instructed to be tendered at a price less than the market price will be tendered instead at the market price. This may result in some or all of such shares not being purchased by the Company in the Offer.

     (ii) If the market price per share is greater than the maximum price offered by the Company, notwithstanding the participant's instructions to tender shares in the Offer, the Trustee will not tender any shares.

     (iii) If the market price per share is lower than or equal to the price or prices at which a participant directed all or a portion of his or her shares to be tendered, then, for those shares instructed to be tendered at a price greater than or equal to the market price, the Trustee will follow such participants' instruction.

     (iv) Unless otherwise required by applicable law, the Trustee will not tender shares for which it has not received a direction to tender by 4:00 p.m., Chicago time, on May 11, 2005 (or the date occurring four business days before the Offer expires if the Offer is extended).

     Please note that a tender of shares credited to your individual account under the 401(k) Plan can only be made by the Trustee as the holder of record. Subject to clauses (i) through (iv) above, the Trustee will have the Depositary aggregate all tender instructions timely received, and the Trustee will then execute one or more Letters of Transmittal, as necessary, on behalf of all 401(k) Plan participants who desire to have the Trustee tender shares credited to their accounts in the 401(k) Plan. DO NOT COMPLETE THE ENCLOSED BLUE LETTER OF TRANSMITTAL FOR D&PL STOCK FUND SHARES HELD IN THE 401(k) PLAN. IT IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND CANNOT BE USED BY YOU TO TENDER DIRECTLY SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE 401(k) PLAN. IF YOU WISH TO INSTRUCT THE TRUSTEE TO TENDER YOUR SHARES HELD IN THE 401(k) PLAN, YOU MUST COMPLETE AND RETURN THE INSTRUCTION FORM INCLUDED WITH THIS LETTER.

     NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE DEPOSITARY NOR ANY ENTITY ACTING AS DEALER MANAGER, DEPOSITARY OR INFORMATION AGENT MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER TO DIRECT THE TENDER OF SHARES OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF YOUR SHARES, OR, IF YOU DIRECT THE TENDER OF YOUR SHARES, THE PURCHASE PRICE OR PRICES AT WHICH YOUR SHARES ARE TENDERED. EACH 401(k) PLAN PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

PROCEDURE FOR INSTRUCTING THE TRUSTEE TO TENDER SHARES

     Included with this letter is an Instruction Form that should be completed and returned to the Depositary if you choose to tender shares. Please note that, for purposes of final tabulation, except as otherwise required by law or as set forth in this letter, the Depositary will inform the Trustee of your instructions based on the number of shares credited to your account as of 4:00 p.m., Chicago time, on May 11, 2005 (or as of the date occurring four business days before the Offer expires if the Offer is extended). If you do not properly complete the Instruction Form or do not return it by the deadline specified, such shares will be considered not tendered. To complete your Instruction Form properly, you must do the following:

         (1) Complete the table by specifying the percentage (in whole numbers) of shares credited to your individual account that you want to tender at each price indicated. Only whole shares may be tendered at any particular price, so the percentage you indicate will be used to the extent it results in whole shares being tendered at each price. Leave a line blank if you do not want any shares tendered at that price. You may direct the tender of shares credited to your account at different prices. To do so you must designate the percentage (in whole numbers) of such shares to be sold at each price by writing the applicable percentage on the line immediately before each applicable price. Again, only whole shares may be tendered at any particular price. Also, you may elect to accept the Purchase Price resulting from the price determined pursuant to the Tender Offer. This could result in your receiving a price per share as low as $25.00 or as high as $28.75. The sum of the percentages you write into the table on the Instruction Form may not exceed 100%, but it may be less than 100%. If the sum of such percentages is less than 100%, you will be deemed to have instructed the Trustee NOT to tender the balance of the shares credited to your individual account.

         (2)      Date and sign the Instruction Form in the space provided.

         (3) Return the Instruction Form in the enclosed envelope so that it is received by the Depositary at the address on the return envelope not later than 4:00 p.m., Chicago time, on May 11, 2005, unless the Offer is extended (in which case the Instruction Form must be returned no later than 4:00 p.m., Chicago time, on the fourth business day prior to the expiration date of the Offer, as so extended). FACSIMILE TRANSMISSIONS OF THE INSTRUCTION FORM WILL NOT BE ACCEPTED.

     Your instruction will be deemed irrevocable unless withdrawn by 4:00 p.m., Chicago time, on May 11, 2005, unless the Offer is extended (in which case, the instruction may be withdrawn no later than 4:00 p.m., Chicago time, on the fourth business day prior to the expiration of the Offer, as so extended). In order to make an effective withdrawal, you must deliver a new Instruction Form. A new Instruction Form may be obtained by calling the Depositary at (800) 757-5755 or (312) 427-2953. Your new Instruction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Instruction Form prior to the deadline described above, all previous instructions will be deemed canceled. You may direct the re-tendering of any shares credited to your individual account by obtaining an additional Instruction Form from the Depositary and repeating the previous instructions for directing tenders as set forth in this letter.

     After the deadline for returning the Instruction Form to the Depositary has occurred, the Depositary will complete the tabulation of all instructions and inform the Trustee of the results. To the extent permitted under applicable law, and consistent with the procedures described above regarding market values, the Trustee will execute one or more Letters of Transmittal, as necessary, on behalf of all 401(k) Plan participants desiring to tender shares credited to their accounts in the 401(k) Plan. Unless the Offer is terminated or amended in accordance with its terms, after the expiration date of the Offer the Company will determine the Purchase Price and will then buy all the shares, up to 1,739,130, that were tendered at or below the Purchase Price. All participants who tender shares at or below the Purchase Price will receive the same per share purchase price for shares accepted for purchase. If more than 1,739,130 shares are tendered at the Purchase Price, shares tendered pursuant to the Offer may be subject to proration, as set forth in Section 1 of the Offer to Purchase. If you direct the tender of any shares credited to your individual account at a price in excess of the Purchase Price as finally determined, or in the event of proration, those shares not purchased in the Offer will remain allocated to your individual account under the 401(k) Plan.

     Because the 401(k) Plan is the owner of the shares credited to participant accounts, and because the 401(k) Plan owns more than 100 shares of D&PL common stock, the preferential treatment of holders of fewer than 100 shares (as described in Section 1 of the Offer to Purchase) will not be afforded to shares held under the 401(k) Plan, regardless of the number of shares held in each participant's individual account. Similarly, participants in the 401(k) Plan are not able conditionally to direct the tender of shares within their individual accounts under the 401(k) Plan (as described in Section 6 of the Offer to Purchase).

EFFECT OF TENDER ON YOUR ACCOUNT

     Contributions to the D&PL Stock Fund under the 401(k) Plan may continue throughout the Offer. FOR ADMINISTRATIVE PURPOSES, PARTICIPANTS WHO DIRECT THE TENDER OF SHARES WILL NOT BE ABLE TO DIRECT THE DISPOSITION OF THE TENDERED SHARES OR THE PROCEEDS THEREOF, OR REQUEST A LOAN OR DISTRIBUTION THAT RELATES TO THE TENDERED SHARES OR THE PROCEEDS THEREOF, AT ANY TIME FROM THE DATE OF EXPIRATION OF THE OFFER UNTIL 4:00 P.M. CHICAGO TIME ON THE BUSINESS DAY FOLLOWING THE DATE THE COMPANY GIVES ORAL OR WRITTEN NOTICE TO THE DEPOSITARY OF THEIR ACCEPTANCE OF SHARES FOR PAYMENT IN THE OFFER (THE "ACCEPTANCE DATE"). IF YOU ELECT TO TENDER YOUR SHARES, THEN TO THE EXTENT OF THAT TENDER YOU WILL NOT BE ABLE TO DIRECT THE INVESTMENT OF ANY AMOUNTS IN THE D&PL STOCK FUND OR REQUEST A LOAN OR DISTRIBUTION OF ANY SUCH AMOUNT (i) ON THE SECOND BUSINESS DAY IMMEDIATELY PRECEDING THE EXPIRATION OF THE OFFER AND (ii) FROM THE TIME THE COMPANY GIVES ORAL OR WRITTEN NOTICE TO THE DEPOSITARY OF THEIR ACCEPTANCE OF SHARES FOR PAYMENT IN THE OFFER UNTIL 4:00 P.M. CHICAGO TIME ON THE BUSINESS DAY FOLLOWING THE ACCEPTANCE DATE. The Depositary anticipates that five business days will transpire from the expiration of the Offer until the Acceptance Date.

     For any shares in the 401(k) Plan that are tendered and purchased by the Company, the Company will pay cash to the 401(k) Plan. If shares credited to your 401(k) Plan account are accepted for payment in the Offer, the proceeds from the sale of such shares will be initially invested in the WF Stable Return Fund, and subject to your new investment directions. INDIVIDUAL PARTICIPANTS IN THE 401(k) PLAN WILL NOT, HOWEVER, RECEIVE ANY CASH TENDER PROCEEDS DIRECTLY WITH RESPECT TO THE SHARES HELD IN THE 401(k) PLAN. ALL SUCH PROCEEDS WILL REMAIN IN THE 401(k) PLAN AND MAY BE INVESTED OR WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE 401(k) PLAN.

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

SHARES OUTSIDE THE 401(K) PLAN

     If you hold shares other than through the 401(k) Plan, you will receive, under separate cover, Offer materials directly from the Company or the person holding such shares for your benefit (such as your broker, bank or other fiduciary) which can be used to tender such shares. THOSE OFFER MATERIALS MAY NOT BE USED TO DIRECT THE TRUSTEE WITH RESPECT TO THE TENDER OF THE SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE 401(k) PLAN. The instruction to tender shares credited to your individual account under the 401(k) Plan may only be made in accordance with the procedures described in this letter. Similarly, the enclosed Instruction Form may not be used to tender non-401(k) Plan shares.

FURTHER INFORMATION

     If you require additional information concerning the procedure to tender shares credited to your individual account under the 401(k) Plan, please contact the Depositary at (800) 757-5755 or (312) 427-2953. If you require additional information concerning the terms and conditions of the Offer, please call Georgeson Shareholder Communications Inc., the information agent, at (800) 561-4184.

                                   Sincerely,

                                   Illinois Stock Transfer Company

                                INSTRUCTION FORM
                            WITH RESPECT TO SHARES OF
                    DELTA AND PINE LAND COMPANY COMMON STOCK
              HELD IN THE DELTA AND PINE LAND COMPANY SAVINGS PLAN

To: Wells Fargo Bank, N.A., as Trustee under the Delta and Pine Land Company Savings Plan (the "Trustee")

     The undersigned, as a participant in the Delta and Pine Land Savings Plan (the "401(k) Plan"), has caused a portion of the undersigned's individual 401(k) Plan account balance to be invested in Delta and Pine Land ("D&PL") common stock. The undersigned acknowledges receipt of your letter and the Offer to Purchase, dated April 20, 2005 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by D&PL, a Delaware corporation (the "Company"), to purchase up to 1,739,130 shares of its common stock, par value $0.10 per share, at prices not greater than $28.75 nor less than $25.00 per share, net to the holder in cash without interest thereon, as specified by the stockholders, upon the terms and subject to the conditions of the Offer.

     The undersigned hereby instructs the Trustee to tender, upon the terms and subject to the conditions of the Offer the applicable percentage of the shares credited to the undersigned's account at each price per share indicated in the following table. The undersigned understands that his or her instructions to tender the applicable percentage(s) of shares credited to the undersigned's account will, unless otherwise required by applicable law or as described in the attached letter, be applied to the shares credited to the undersigned's account as of 4:00 p.m., Chicago time, on May 11, 2005 (or as of the date occurring four business days before the Offer expires if the Offer is extended).

     The undersigned understands that any tendered shares not purchased by the Company because they are tendered at prices greater than the purchase price or because of proration will continue to be held under the 401(k) Plan for the undersigned's account until otherwise withdrawn or disposed of pursuant to the terms of the 401(k) Plan.

          PLEASE PROVIDE RESPONSIVE INFORMATION IN THE FOLLOWING TABLE.

        PERCENTAGE (IN WHOLE NUMBERS) OF SHARES CREDITED TO UNDERSIGNED'S ACCOUNT UNDER THE 401(K) PLAN THAT THE UNDERSIGNED DESIRES TO BE
         TENDERED AT THE PRICES (IN DOLLARS) PER SHARE SET FORTH BELOW.
   (You may tender different percentages of such shares at different prices.)


        SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER


  _____% The undersigned wants to maximize the chance of having the Company purchase the indicated percentage of the common stock credited to the undersigned's 401(k) Plan account (subject to the possibility of proration). Accordingly, by filling in THIS blank INSTEAD OF ONE OF THE PRICE BLANKS BELOW, the undersigned hereby instructs the Trustee to direct the tender of the indicated percentage of common stock credited to the undersigned's 401(k) Plan account at, and is willing to accept, the purchase price determined by the Company pursuant to the terms of the Offer. This action could result in receiving a price per share as low as $25.00.

                                     --OR--

              SHARES TENDERED AT PRICE(S) DETERMINED BY PARTICIPANT

            By writing a percentage in one or more of the blanks below, the undersigned hereby instructs the Trustee to direct the tender of the indicated percentage of common stock credited to the undersigned's 401(k) Plan account at the price that follows each such indicated percentage, subject to the limitations provided in the accompanying letter. This action could result in none of such common stock being purchased if the purchase price is less than all prices indicated.

            Price (in dollars) per share at which shares are being tendered:

_____%  $25.00         _____%  $26.00       _____%  $27.00       _____%   $28.00

_____%  $25.25         _____%  $26.25       _____%  $27.25       _____%   $28.25

_____%  $25.50         _____%  $26.50       _____%  $27.50       _____%   $28.50

_____%  $25.75         _____%  $26.75       _____%  $27.75       _____%   $28.75

        Note: If the sum of all percentages you wrote into all of the blanks in this table exceeds 100%, you must alter the percentages such that the sum is 100% or less. If the sum of all such percentages exceeds 100%, none of the shares allocated to your individual account will be tendered.

     The undersigned understands that the Trustee will NOT tender any common stock credited to the undersigned's individual account under the 401(k) Plan if the sum of the percentages written in the table above exceeds 100%. The undersigned understands that if the sum of the percentages written in the table above is less than 100%, the undersigned will be deemed to have instructed the Trustee NOT to tender the balance of the common stock credited to the undersigned's individual account.

     If the market value of common stock is higher than any price indicated above in my election, I instruct the Trustee to tender that common stock at the market price on the date the common stock is tendered, but no common stock will be tendered if the market price is higher than the highest price offered by the Company, all as described more fully in the letter which accompanied this form.

     The undersigned understands that the Company will determine a single per share price (not greater than $28.75 nor less than $25.00 per share) (the "Purchase Price") that it will pay for shares of common stock validly tendered and not properly withdrawn pursuant to the Offer taking into account the number of shares of common stock so tendered and the prices specified by tendering stockholders. The undersigned understands that the Purchase Price will be the lowest price that will enable the Company to purchase 1,739,130 shares of common stock (or such lesser number of shares as are validly tendered at prices not greater than $28.75 nor less than $25.00 per share) pursuant to the Offer. The undersigned understands that the Company reserves the right, in its sole discretion, to purchase more than 1,739,130 shares of common stock pursuant to the Offer, subject to applicable law. The undersigned also understands that all shares of common stock properly tendered prior to the expiration date (as set forth in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including its proration provisions, but subject to the limitations described in the attached letter, and that the Company will return to the Trustee all other shares of common stock not purchased pursuant to the Offer, including shares of common stock tendered at prices greater than the Purchase Price and not properly withdrawn prior to the Expiration Date and shares not purchased because of proration.

     The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, shares of common stock tendered or may accept for payment fewer than all of the shares of common stock the undersigned has requested to be tendered hereby.

     The undersigned understands that the Trustee will determine, in its sole discretion, all questions as to the number of shares of common stock that it will tender or not tender and the validity, eligibility (including time of receipt) and acceptance of this Instruction Form. The undersigned understands that any such determination by the Trustee will be final and binding on the undersigned, and that the Trustee reserves the right to reject any and all Instruction Forms it determines not to be in proper form, or to waive any defect or irregularity in any Instruction Form. The undersigned understands that no Instruction Form will be deemed to be properly given until all defects and irregularities have been waived or cured to the Trustee's satisfaction within such time as the Trustee may determine. None of the Company, the Trustee, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in an Instruction Form or incur any liability for failure to give any such notice.

     The undersigned understands that the Offer and the solicitation are not being made to (nor will tenders of shares of common stock be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer or solicitation would not be in compliance with the laws of such jurisdiction. The undersigned understands that the Company, in its discretion, however, may take such action as it deems necessary for it to make the Offer in any such jurisdiction and extend the Offer to stockholders in such jurisdiction.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in your letter dated April 20, 2005 under the caption "Procedure for Instructing the Trustee to Tender Shares," the instruction provided hereby is irrevocable.



Dated: _________________________, 2005     SIGN HERE:

                                           _____________________________________

                                           Signature(s)
                                           Name: _______________________________

                                           Address:_____________________________

                                           _____________________________________

                                           _____________________________________

                                           _____________________________________
                                           Social Security or Taxpayer ID No.



PLEASE RETURN THIS ENTIRE FORM TO THE ILLINOIS STOCK TRANSFER COMPANY IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 4:00 P.M., CHICAGO TIME, ON MAY 11, 2005, UNLESS THE OFFER IS EXTENDED.

                         Illinois Stock Transfer Company
                          Telephone: (800) 757-5755 or
                                 (312) 427-2953
                    Hours: 7:30 a.m. - 4:00 p.m. Central Time
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

        By First Class Mail:            By Express Mail or Overnight Courier:                By Hand:
     209 West Jackson Boulevard,             209 West Jackson Boulevard,            209 West Jackson Boulevard,
              Suite 903                               Suite 903                              Suite 903
          Chicago, IL 60606                       Chicago, IL 60606                      Chicago, IL 60606
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